Exhibit 99.2

                                    Unaudited Proforma Condensed Consolidated Balance Sheets
                                                 as per September 30, 2002
                                              (Amounts in thousands of euros,
                                            except share and per share amounts)


                                          Historical      Pro Forma     Pro Forma       Pro Forma      Intercompany       Pro Forma
                                           UPC N.V.      Adjustments     UPC N.V.        New UPC       Eliminations        New UPC
ASSETS:                                  Consolidated                  Consolidated     Standalone                      Consolidated
Current assets
     Cash and cash equivalents........      301,094        39,754        340,848                -               -         340,848
     Restricted cash..................       17,873             -         17,873                -               -          17,873
     Subscriber receivables, net of
      allowance for doubtful accounts
      of 54,366.......................      102,666             -        102,666                -               -         102,666
     Costs to be reimbursed by
      affiliated companies............        4,919             -          4,919                -               -           4,919
     Other receivables................       33,105                       33,105                -               -          33,105
     Deferred financing costs, net....      126,210      (126,210)             -                -               -               -
     Prepaid expenses and other
      current assets..................       71,685             -         71,685                -               -          71,685
                                        -----------    -----------     ---------      -----------      -----------    -----------
         Total current assets.........      657,552       (86,456)       571,096                -               -         571,096
Other investments.....................        9,277             -          9,277                -               -           9,277
Investments in affiliates.............      126,205             -        126,205        2,434,311      (2,434,311)        126,205
Property, plant and equipment, net....    3,331,134             -      3,331,134                -               -       3,331,134
Goodwill and other intangible
 assets, net*.........................    1,394,511             -      1,394,511                -               -       1,394,511
Deferred financing costs, net.........        -            62,822         62,822                -               -          62,822
Other assets..........................        4,210             -          4,210                -               -           4,210
                                        -----------     ----------     ---------      -----------     ------------    -----------
         Total assets*................    5,522,889       (23,634)     5,499,255        2,434,311      (2,434,311)      5,499,255
                                        ===========     ==========     =========      ===========     ============    ===========

LIABILITIES AND SHAREHOLDERS' DEFICIT:

Current liabilities
   Accounts payable, including related
    party payables of 5,689............     124,600             -        124,600                -               -         124,600
   Accrued liabilities................      612,406      (305,430)       306,976                -               -         306,976
   Subscriber prepayments and deposits      126,840             -        126,840                -               -         126,840
   Derivative liabilities.............       70,423             -         70,423                -               -          70,423
   Short-term debt....................        6,093             -          6,093                -               -           6,093
   Current portion of long-term debt..    8,458,338    (8,403,297)        55,041                                           55,041
                                        -----------    -----------     ---------      -----------     ------------    -----------
         Total current liabilities....    9,398,700    (8,708,727)       689,973                -               -         689,973
Long-term debt........................      451,314     3,127,939      3,579,253                -               -       3,579,253
Deferred gain on sale of assets.......      150,321             -        150,321                -               -         150,321
Other long-term liabilities...........      130,545             -        130,545                -               -         130,545
                                        -----------    -----------     ---------      -----------     ------------    -----------
         Total liabilities............   10,130,880    (5,580,788)     4,550,092                -               -       4,550,092
                                        -----------    -----------     ---------      -----------     ------------    -----------

Minority interests in subsidiaries....       13,723             -         13,723                -               -          13,723

Hybrid loan - related party...........            -       100,000        100,000                -        (100,000)              -

Convertible preferred stock...........    1,608,248    (1,608,248)            -                 -               -               -

Shareholders' equity*.................   (6,229,962)    7,065,402        835,440        2,434,311      (2,334,311)        935,440
                                        -----------    -----------     ---------      -----------     ------------     ----------

         Total liabilities and
          shareholders' equity*........   5,522,889       (23,634)     5,499,255        2,434,311      (2,434,311)      5,499,255
                                        ===========    ===========     =========      ============    ============     ==========
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*      The  goodwill  impairment  test  as of  January  1,  2002  resulted  in a reduction in the carrying  value of net goodwill of 1,498,871  and in a non-cash charge of 1,498,871.